Exhibit 99.1

Spectral AI Announces Appointment of Stanley Micek as Chief Operating Officer

DALLAS, TX - May 30, 2025 - Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, today announced that Stanley Micek has been named the Company’s Chief Operating Officer (“COO”). Micek’s promotion reflects his role change from Interim COO of the Company since May, 2024

“Stan has demonstrated exceptional leadership, operational insight, and a deep understanding of our business during his time as interim COO,” said Dr. J. Michael DiMaio, M.D., Chairman of the Company’s Board of Directors. “His efforts leading our Research and Development group and his ability to drive performance, foster cross-functional collaboration, and execute on strategic priorities made it clear that he was the right person to lead our operations moving forward.”

Since assuming the interim role, Micek has overseen the data science, software, hardware, imaging and systems teams working directly on our FDA submission.

Prior to becoming interim COO, Micek was the Senior Vice President for Business Development & Strategy at MiMedx and held numerous leadership roles at The Ohio State University at the Ohio State Comprehensive Cancer, bringing over 25 years of leadership experience in healthcare and acute wound expertise.

“I’m honored to continue this journey with Spectral AI and excited to lead our operations team as we build on our momentum from our recent Pivotal Burn Study,” said Micek. “Together, we’ll strive for excellence in providing a ground-breaking wound diagnostic tool and I am excited to work to drive our submission to the FDA in the near future.”

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView® System. The DeepView® System is being developed as a predictive device to offer clinicians an objective and immediate assessment of a burn wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal of exceeding the current standard of care in the future, the DeepView® System is expected to provide fast and accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. For more information about the DeepView® System, visit www.spectral-ai.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

For Media and Investor Relations, please contact:

David Kugelman

Atlanta Capital Partners LLC

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Email: dk@atlcp.com